                                                                Exhibit (c)(3)



                            SUMMIT CARE CORPORATION
                           SPECIAL SEVERANCE PAY PLAN


                                   ARTICLE 1.

                              PURPOSE OF THE PLAN

     The Summit Care Corporation Special Severance Pay Plan (the "Plan") has been established by Summit in connection with, and effective upon the consummation of, the "Offer," as defined in and, pursuant to the Agreement and Plan of Merger, dated as of February 6, 1998 (as amended), among Summit, Fountain View, Inc. ("Fountain View"), FV-SCC Acquisition Corp. ("Acquisition Corp.") and Heritage Fund II, L.P. The Plan provides for the payment of severance benefits to Participants whose employment is terminated under the circumstances described herein. As of the Effective Date, the Plan supersedes any and all previous severance pay practices, plans or policies of Summit or any Subsidiary applicable to Participants.

                                   ARTICLE 2.

                                  DEFINITIONS

     2.1 "Acquisition Corp." means FV-SCC Acquisition Corp. and any successor thereto.2.2 "Administrator" means Summit or any other person or committee designated in writing by Summit from time to time to perform all or a specified portion of the duties and responsibilities of the Administrator hereunder.

     2.3  "Base Pay" means:

     (a) in the case of a Participant who is compensated on an hourly basis, his or her monthly base pay, determined as the product of (i) his or her highest standard hourly rate of pay (excluding overtime, holiday, vacation and any other special rates of pay -- "Excluded Pay") in effect during the Measurement Period and (ii) the number of hours he or she is regularly scheduled to work (excluding Excluded Pay) in a standard work month (determined on the basis of a regular work year of 2,080 hours), as determined by the Administrator in its sole discretion; and

     (b) in the case of each other Participant, his or her highest monthly rate of base salary in effect during the Measurement Period.

     2.4 "Cause" for termination of a Participant's employment means such Participant's (i) dishonesty, fraud, willful misconduct or self-dealing; (ii) breach of fiduciary duty (whether or not involving personal profit); (iii) failure, neglect or refusal to perform the Participant's duties in any material respect; or (iv) conviction of a crime involving moral turpitude; provided,
                                                                  --------
however, that a failure to achieve or meet business objectives as defined by
-------
Summit, Fountain View or a Subsidiary, as applicable, shall not be considered cause so long as the Participant has devoted his or her best and good faith efforts and full attention to the achievement of such business objectives.

     2.5 "Effective Date" means the date on which the "Offer" as defined in the Merger Agreement is consummated.

     2.6 "Fountain View" means Fountain View, Inc. a Delaware corporation and, following the consummation of the Merger, parent of Summit.

     2.7 "Good Reason" for termination by a Participant of his or her employment means the occurrence (without such Participant's express written consent) of any one of the following acts or failures to act by Summit, Fountain View or any Subsidiary that employs the Participant, as the case may be, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to such Participant's Termination Date:

     (a) a material diminution in such Participant's title, authorities or responsibilities from those in effect immediately prior to such termination or, if greater, those in effect immediately prior to the Effective Date:

     (b) a reduction in such Participant's Base Pay as in effect immediately prior to the Effective Date except for across-the-board pay reductions similarly affecting all similarly situated employees of Summit and all similarly situated employees of any entity and/or person then in control of Summit.

     (c) the relocation of such Participant's office at which he or she is to perform his or her duties to a location that increases his or her one-way commute by more than 30 miles from his or her commute to the location at which such Participant performed his or her duties immediately prior to the Effective Date, except for required travel on Summit's business to an extent substantially consistent with his or her business travel obligations prior to the Effective Date; or

     (d) the failure to continue to provide such Participant with benefits substantially similar in value in the aggregate to those enjoyed by such Participant under Summit's medical, health, accident plans in which such Participant was participating immediately prior to the Effective Date, unless such Participant participates from and after the Effective Date in other comparable benefit plans generally available to employees of Summit and employees of any person then in control of Summit.

     2.8 "Measurement Period" means, with respect to a Participant, the period beginning on the Effective Date and ending on such Participant's Termination Date.


     2.9 "Merger" means the merger of Summit with Acquisition Corp. pursuant to the Agreement and Plan of Merger, dated as of February 6, 1998, as amended, among Summit, Fountain View, Acquisition Corp. and Heritage Fund II, L.P.

     2.10 "Notice of Termination" means a written notice of termination indicating the Termination Date and delivered (i) to the Participant in the case of a termination by Fountain

View, Summit or a Subsidiary and, if such termination is for Cause, specifying in reasonable detail the facts and events forming a basis for such termination and (ii) to the Administrator in the case of a termination by the Participant and, if such termination is for Good Reason, specifying in reasonable detail the facts and events forming a basis for such termination.

     2.11  "Summit" means Summit Care Corporation and any successor thereto.

     2.12 "Participant" means each individual who (i) is employed as of the day prior to the Effective Date by Summit or a Subsidiary and (ii) is listed on Exhibits I through VI attached hereto.


     2.13  "Severance Pay" means the applicable amount determined under Section
6.1 which a Terminated Participant will be entitled to receive as severance benefits under the Plan, subject to the provisions of Article 5.

     2.14 "Subsidiary" means any corporation, partnership, joint venture or entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by Summit and any successor thereto.

     2.16 "Term of the Plan" means the period commencing on the Effective Date and ending on the second anniversary of the Effective Date for Plan Participants.

     2.17  "Terminated Participant" has the meaning set forth in Article 5.

     2.18 "Termination Date" means the date as of which a Participant's employment with Summit or a Subsidiary terminates as specified in the applicable Notice of Termination, which date, in the case of any termination by Fountain View, Summit or a Subsidiary, other than any such termination for Cause, shall be thirty (30) days from the date such Notice of Termination is provided to the Participant and, in the case of any termination by the Participant, shall be thirty (30) days from the date such Notice of Termination is provided to the Administrator.

                                   ARTICLE 3.

                                ADMINISTRATION

     The Plan shall be administered by the Administrator.

     The Administrator shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan.
The Administrator's powers and duties shall include, but not be limited to, the following: (i) discretionary authority to interpret and construe the Plan; (ii) discretionary authority to determine eligibility for benefits under the Plan;
(iii) authorizing the payment of all benefits under the Plan; (iv) authority to engage such legal, accounting and other professional services as it may deem proper; and (v) responsibility for the compilation and maintenance of all records necessary in connection with the Plan. Decisions by the Administrator shall be final and binding upon the Company and each Participant, unless arbitrary or capricious.

     The Administrator shall be the Plan Administrator of the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Accordingly, it is intended that, insofar as the Administrator acts in a fiduciary capacity in the performance of any of its duties or obligations under the Plan, the standards of fiduciary conduct set forth in ERISA shall apply.



                                   ARTICLE 4.

                                  ELIGIBILITY

     Participation in the Plan is limited to those individuals who fall within the definition of a "Participant" as defined in Section 2.10. No other individual shall be eligible to participate in the Plan.

                                   ARTICLE 5.

                            ENTITLEMENT TO BENEFITS

     If a Participant's employment with Fountain View, Summit or a Subsidiary is terminated during the Term of the Plan either (i) by Fountain View, Summit or a Subsidiary other than for Cause or (ii) by such Participant for Good Reason (such a Participant referred to herein as a "Terminated Participant"), such Terminated Participant shall be entitled to receive the greater of the
                                                    --------------
applicable severance benefits described in Article 6 or the severance benefits
                                                     --
to which Terminated Participant is entitled under a then effective severance program of Fountain View, but not both; provided, however that no such benefits
                          ------------  --------  -------
shall be payable unless and until the Terminated Participant executes a standard form of general release, substantially in the form attached hereto as Exhibit A, to be furnished by Fountain View, Summit or a Subsidiary, as applicable, of all claims arising out of his or her employment with Fountain View, Summit and any Subsidiary or affiliate thereof, other than claims hereunder or for vested amounts or benefits under any other applicable plan, policy, payroll practice or policy of Fountain View, Summit or a Subsidiary.

     In the event a Participant's employment is terminated during the Term of the Plan by Fountain View, Summit or a Subsidiary without delivery of a Notice of Termination to the Participant, it shall be presumed for purposes of the Plan that such termination is Without Cause. In the event a Participant's employment is terminated during the Term of the Plan by the Participant without delivery of a Notice of Termination to the Administrator, it shall be presumed for purposes of the Plan that such termination is not for Good Reason.

     A Participant whose employment is terminated after the expiration of the Term of the Plan for any reason shall not be entitled to receive any benefits hereunder.

                                   ARTICLE 6.

                            CASH SEVERANCE BENEFITS

     6.1  Severance Pay.
          -------------

     (a) Exempt Employees.  A Terminated Participant who is classified as an
         ----------------
exempt employee (Exhibits I through V) immediately prior to the Effective Date will be entitled to receive severance pay under the Plan determined by taking the maximum number of months of severance pay to which the Terminated Participant is entitled as set forth below, subtracting the number of whole months in the Terminated Participant's Measurement Period and multiplying the result by the Participant's Base Pay.

        Title Prior to Effective Date      Severance Pay
        ---------------------------------  --------------
        Senior Executives and              See Exhibit I
         Related Positions


        Vice President, Regional           See Exhibit II
         Vice President or Pharmacy
         President

        Title Prior to Effective Date      Severance Pay
        ------------------------------    --------------

        Center Administrator,              Twelve months
         Executive

        Director or Corporate Main

        Office Department Head
         (Exhibit III)

        Directors and Related

        Positions (Exhibit IV)             Nine months

        Other exempt employee              Six months
         (Exhibit V)


     (b) Non-Exempt Employees.  A Terminated Participant who is classified as a
     --- --------------------
non-exempt employee (Exhibit VI) immediately prior to the Effective Date will be entitled to receive severance pay under the Plan determined by taking the maximum number of months of severance pay to which the Terminated Participant is entitled as set forth below, subtracting the number of whole months in the Terminated Participant's Measurement Period and multiplying the result by the Participant's Base Pay.

        Number of Years of

        Service Completed


        Prior to Termination            Severance Pay
        --------------------            -------------

        Less than one                   Two months


        At least one but less than      Three months
         three

        At least three but less than    Five months
         five


        Five or more                    Six months


     6.2 Manner and Timing of Payment. Severance benefits, if any, payable under
         ----------------------------
Section 6.1 shall be paid in cash, in a lump sum, less deductions required by law, within two weeks after execution of the release provided for in Article 5 above.


                                   ARTICLE 7.

                           AMENDMENT AND TERMINATION

     During the Term of the Plan, Fountain View, Summit and/or Subsidiary shall have the right to amend the Plan, by resolution of the appropriate Board of Directors, in a manner that does not and will not, in any way, (i) reduce any benefits paid or that may become payable hereunder, (ii) modify the circumstances upon which a Participant is or may become eligible to receive benefits hereunder, (iii) modify the class of individuals who qualify as "Participants" hereunder or (iv) otherwise adversely affect the interests of any Participant hereunder.

     The Plan shall terminate upon expiration of the Term of the Plan; provided,
                                                                       --------
that the Plan shall continue to be administered in accordance with its terms until all benefits accrued hereunder as of such expiration date have been paid and satisfied.

                                   ARTICLE 8.

                                    NOTICES

     For the purpose of the Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to a Participant, to the address on file with the Participant's employer and, if to the Administrator, to the address set forth below, or to such other address as either the Participant or the Administrator may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

     Chairman
     Summit Care Corporation
     2600 West Magnolia Blvd.
     Burbank, CA 91505

with a copy to:

     Senior Vice President, Human Resources

     _________________________

     _________________________

     _________________________

                                   ARTICLE 9.

                               CLAIMS PROCEDURE

       9.1  Claim for Benefits:  Written Notice of Denial.  A Participant may
            ---------------------------------------------
file with the Administrator a written claim for benefits under the Plan. The Administrator shall, within a reasonable time not to exceed thirty (30) days, unless special circumstances require an extension of time of not more than an additional twenty (20) days (in which event a Participant will be notified of the delay during the first thirty (30) day period), provide adequate notice in writing to any Participant whose claim for benefits shall have been denied, setting forth the following in a manner calculated to be understood by the
Participant:

       (i) the specific reason or reasons for the denial;

       (ii) specific reference to the provision or provisions of the, Plan on which the denial is based;

       (iii) a description of any additional material or information required to perfect the claim, and an explanation of why such material or information is necessary; and

       (iv) information as to the steps to be taken in order that the detail of the claim may be reviewed.

       9.2  Appeal of Denied Claim.  A Participant whose claim for benefits
            ----------------------
shall have been denied in whole or in part, may, within thirty (30) days from the date notice is provided of the denial of the claim (unless the notice of denial grants a longer period within which to respond), appeal such denial to the Administrator. During the thirty (30) day appeal period, the Participant may, upon request, review documents pertinent to his or her claim and may submit written issues and comments to the Administrator. Failure to file such appeal within the applicable time period shall be a bar to all further proceedings with respect to the claim.

       9.3  Notice of Determination of-Claim upon Appeal.  The Administrator
            ------------------------
shall notify a Participant of its decision within thirty (30) days after an appeal is received by the Administrator, unless special circumstances require an extension of time of not more than an additional twenty (20) days (in which event a Participant will be notified of the delay during the first thirty (30) day period). Such decision shall be given in writing in a manner calculated to be understood by the Participant and shall include the following:

       (i) specific reasons for the decision; and

       (ii) specific reference to the provision or provisions of the Plan on which the decision is based.

       9.4  Arbitration.  Any dispute or controversy arising under or in
            -----------
connection with the Plan that cannot be settled through the procedures set forth in Sections 9.1 through 9.3 hereof shall be first submitted to mediation administered by the American Arbitration Association ("AAA"). In the event the dispute or controversy cannot be resolved through mediation, it shall be settled exclusively by arbitration in the location in which the Participant was employed immediately prior to the Termination Date by an arbitrator in accordance with the rules of the AAA in effect at the time of submission to arbitration. The arbitrator shall be authorized to award to either party to the arbitration reimbursement for his, her or its reasonable costs and expenses incurred in any such arbitration if such award of costs is warranted in the judgment of the arbitrator. The arbitrator's authority shall be limited to questions involving the interpretation and/or application of this Plan. The arbitrator shall not have authority to add to or modify the Plan or to award relief, monetary or otherwise, different from or in addition to that provided for by the Plan. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                                  ARTICLE 10.

                              GENERAL PROVISIONS

       10.1 Waiver; Entire Plan.  No waiver by Fountain View, Summit, any
            -------------------
Subsidiary or any Participant at any time of any breach by any other such person of, or of any lack of compliance with, any condition or provision of the Plan to be performed by such other person shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. All other plans, policies and arrangements of Fountain View, Summit or any Subsidiary in which the Participant participates during the Term of the Plan shall be interpreted so as to avoid the duplication of benefits provided hereunder, and each Participant's participation in the Plan shall be in lieu of his or her rights under any other plan of Fountain View, Summit or any Subsidiary providing severance benefits of any kind.



       10.2       No Right to Employment.  Nothing contained in this Plan or any
                  ----------------------
documents relating to the Plan shall (i) confer upon any Participant any right to continue in the employ of Fountain View, Summit or any Subsidiary or affiliate thereof, (ii) constitute any contract or agreement of employment, or
(iii) interfere in any way with the right of Fountain View, Summit or any Subsidiary to reduce such Participant's compensation, to change the position held by such Participant, or terminate the employment of such Participant, with or without Cause.

       10.3 No Assignment of Benefits.  No right or interest of any Participant
            -------------------------
under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be subject to any obligation or liability of such Participant to any third party. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

       10.4 Governing Law.  Except to the extent preempted by the Employee
            -------------
Retirement Income Security Act of 1974, as amended ("ERISA"), the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California without reference to the principles of conflicts of law.

       10.5 Severability; Validity.  In the event that a court of competent
            ----------------------
jurisdiction determines that any provision of the Plan is in violation of any statute or public policy, only those provisions of the Plan that violate such statute or public policy shall be stricken. All provisions the Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any provision of the Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of Summit in establishing the Plan.

       10.6 Payroll and Withholding Taxes.  Fountain View, Summit or a
            -----------------------------
Subsidiary, as applicable, shall withhold from any amounts payable to a Terminated Participant hereunder all federal, state, local and other taxes required to be withheld in connection with the benefits provided hereunder pursuant to any applicable law or regulation.

       10.7 Unfunded Status of the Plan.  The Plan shall be unfunded for
            ---------------------------
purposes of ERISA and the Internal Revenue Code of 1986, as amended. Benefits under the Plan shall be paid from the general assets of Fountain View, Summit or a Subsidiary, as applicable.

       10.8 Construction of the Plan.  The titles to Articles and Sections are
            ------------------------
for general information only and the Plan is not to be construed by reference thereto. As used in the Plan, the masculine pronoun includes the feminine and, except as may otherwise be apparent from the context, the singular form includes the plural.

       IN WITNESS WHEREOF, Summit has caused this plan document to be executed by its duly authorized officer, this ____ day of _______________, _____.

                                 SUMMIT CARE CORPORATION



                                      By:
                                           Chairman and Chief Executive Officer

                                                                       EXHIBIT I



                    SENIOR EXECUTIVES AND RELATED POSITIONS
                    ---------------------------------------



                                                                                CURRENT              APPROVED        RECOMMENDED
                                                    SERVICE AS OF             ANNUAL BASE            SEVERANCE        SEVERANCE
NAME                            POSITION              10/1/97                   SALARY                PAYMENT          AMOUNT
----                           ---------         -----------------            -----------            ---------       ----------
                                                 YEARS      MONTHS
                                                 -----      ------
SCOTT, W.C.                  CHAIRMAN & CEO       11          10               $  400,000             2 YEARS        $  800,000
SCHUMACHER, D.               PRESIDENT             1           8                  215,000              1 YEAR           215,000
WILLIAMS, D.                 SR. VP, FINANCE       4           2                  182,000              1 YEAR           182,000
MARTEL, M.                   SR. VP,               2           6                  155,000              1 YEAR           155,000
                             MARKETING
EISENREICH, H.               EXEC.SEC.- W.C.      17           8                   48,550              1 YEAR            48,550
                             SCOTT
BISHOP, J.                   SEC. TEXAS            2           6                   34,000            6 MONTHS            17,000
                             REGION
SPARROW, R.                  EXEC. ASST.- D.       0           6                   39,520            6 MONTHS            19,760
                             SCHUMACHER
NASI, M.                     EXEC. ASST.- M.       1          11                   45,859            6 MONTHS            22,930
                             MARTEL
MEYERS, M.                   EXEC. ASST.- D.       1           1                   37,299            6 MONTHS            18,650
                             WILLIAMS
SPEIKER, D.                  EXEC. ASST. - J.      2           2                   36,769            6 MONTHS            18,385
                             FARBER
LADD, D.                     EXEC. ASST. -                                         26,520            6 MONTHS            13,260
                             YOEBA LIUDA                                       ----------            --------        ----------
                                                   (11 PEOPLE)                 $1,220,517                            $1,475,245
                                                                               ==========                            ==========

                                                                      EXHIBIT II
                                                                      ----------


         VICE PRESIDENTS, REGIONAL VICE PRESIDENTS, PHARMACY PRESIDENT
         -------------------------------------------------------------


                                                                                                     SEVERANCE        SEVERANCE
                                                    SERVICE AS OF               CURRENT              PAY PERIOD         PAY
NAME              POSITION                            10/1/97                   SALARY                (YEARS)          AMOUNT
----             ---------                       -----------------            -----------            ---------       ----------
                                                 YEARS      MONTHS
                                                 -----      ------
MAROLDA, J.     Regional Vice President I          7          10              $  130,000                1            $  130,000
HEWITT, M.      Regional Vice President II         0           4                 130,000                1               130,000
GUNDLING, R.    Regional Vice President III       19           3                 138,000                1               138,000
FOWLER, G.      Regional Vice President IV         1           9                 100,000                1               100,000
TOMERLIN, M.    Regional Vice President V          1           9                  95,000                1                95,000
MARTINEZ, J.    Pharmacy President                 6           1                 137,550                1               137,550
FARBER, J.      Vice President Controller          0           3                 120,000                1               120,000
MEZA, J.        Vice President Bldg. Serv.        35           8                  77,577                1                77,577
WILLIAMS, C.    Vice President Therapy Mgmt.       7           2                 116,480               1                116,480
HILL, S.        Vice President Training           10           8                  76,901                1                76,901
TAMBA, F.       Vice President Assurance          11           7                 121,214                1               121,214
BROWN, T.       Vice President Programs            3          11                  80,000                1                80,000
                                                                              ----------                             ----------
                                                    (12 PEOPLE)               $1,322,722                             $1,322,722

                                                                     EXHIBIT III
                                                                     -----------

                   CENTER ADMINISTRATORS, EXECUTIVE DIRECTOR
                   AND CORPORATE MAIN OFFICE DEPARTMENT HEADS
                   ------------------------------------------


NAME                          POSITION           SERVICE AS OF 10/1/97           CURRENT SALARY
----                          --------           ---------------------           --------------
                                                   YEARS      MONTHS
                                                 ---------  ----------
Santiago, E.          V.P. Controller-Pharmacy       1           4                  $  95,181
Hauptmann, R.         V.P. Pharmacy Operations       0           7                    100,000
Oliver, D.            W/C Coordinator                8           9                     80,122
Reimer, B.            Director, Pnt. Acctg.         11           5                     72,108
Stine, C.             Director Corp Accounting       1           0                     60,747
Gatti, J.             Director Payroll Services      8           0                     52,100
Saccente, M.          Accounts Payable Manager      11           4                     50,615
Gutierrez, S.         Director, MIS                  4           1                     84,401
Blackford, R.         Director Reimbursement         0           0                     88,000

REGION I
---------
Anthony Ricci         Adm.-Palm Grove                0           3                     57,998
DiAnne Westbrook      Adm.-Royalwood                 2           2                     70,000
Laurie Smith          Adm.-Villa Maria              20           0                     63,772
Katherine Campbell    Adm.-Earlwood                  0           4                     61,800
Mona Fisk             Adm.-Anaheim                   3           6                     67,699
Jacqueline Arcara     Adm.-Devonshire                6           6                     79,763
Rita Simms            Adm.-Bay Crest                 3           0                     65,857
Darlene Quick         Adm.-Carson                    3           5                     56,205
Renata Morokovich     Adm.-Hemet                     1           7                     58,000
Polly Meza            Adm.-Spring                   31           1                     36,540

REGION II
---------
Jennie Subnick        Exec. Dir.-Fountain/           3           8                     90,619
                      Fountain R.C./Ashton
Dana Francis          Adm.-Carehouse                 0          10                     87,975
Karlin Garwood        Adm.-Willow Creek              0          10                     70,000
Jane Anderson         Adm.-Woodland                  7           4                     79,695
Virginia Rafferty     Adm.-Phoenix Liv.              1           1                     69,960
April Lopez           Adm.-Valley                    0           6                     61,800
Brian Bellentuoni     Adm.-Sharon                    0           1                     75,000

REGION III
----------
Cyd Lane              Adm.-Coronado                  9           0                     80,000
Michelle Foster       Adm.-Cityview                  1           7                     64,375
Peggy Brisgill        Adm.-Colonial Manor            4           4                     62,002
Debra Baumier         Adm.-Guadalupe                 1           9                     56,945
Donna Grayson         Adm.-Town & Country            9           0                     52,409
Silvia Casas          Adm.-Comanche Trail            2          10                     53,170
Sharon McDonald       Adm.-Heritage                  1           2                     52,430
Claudia Marberry      Adm.-Lubbock                   4           6                     52,530

NAME                          POSITION           SERVICE AS OF 10/1/97           CURRENT SALARY
----                          --------           ---------------------           --------------
                                                   YEARS      MONTHS
                                                 ---------  ----------
REGION IV
---------
Martin Hill           Adm.-West Side                 0           8                     66,950
Joe Dennis            Adm.-The Woodlands             0           0                     65,000
Matthew Moore         Adm.-Colonial-Tyler            0           6                     62,552
Sharon Edmonson       Adm.-Longview                 11           1                     68,128
Chris Rodrique        Adm.-Beaumont                  0           2                     67,000
Victoria Costello     Adm.-Tyler                     1           1                     57,750


REGION V
---------
Sharlyn Treadgill     Adm.-Southwood                 5           1                     50,850
Laura Lea             Adm.-Oakland Manor             1           4                     49,468
Ronald Head           Adm.-Southern Manor            0           4                     56,375
Monte Hengst          Adm.-Monument Hill             1           1                     44,840
Kelly Carruthers      Adm.-Live Oak                  1          10                     52,000
Cynthia Leketa        Adm.-Oak Manor                 0           2                     50,000
Mike Koch             Adm.-Oak Crest                 6           6                     49,400
                                                                                   ----------
                                                      (47 PEOPLE)                  $3,050,120
                                                                                   ==========

SEVERANCE IS 1 YEAR

                                                                      EXHIBIT IV
                                                                      ----------

                        DIRECTORS AND RELATED POSITIONS
                        -------------------------------


NAME                          POSITION           SERVICE AS OF 10/1/97           CURRENT SALARY
----                          --------           ---------------------           --------------
                                                   YEARS      MONTHS
                                                 ---------  ----------
Rees, K.               Dir. of Mktg.-Texas           1           2               $   64,000
Chigaros, T.           Dir. of Mktg.-Calif & AZ      0           4                   92,000
Thompson, L.           Dir. of Mktg.-Calif.          2           7                   48,000
Tarver, L.             Dir. of Mktg.-Texas           1          10                   66,000
Groveman, D.           Marketing                                                     68,000
Behrnt, N.             Therapy Management            0           5                   67,000
Duncan, P.             Therapy Management            2           2                   75,168
Graber, L.             Therapy Management            2           2                   68,796
Appleton, N.           Health Records Coord.-TX      2           0                   39,330
Horsley, L.            Q/A Nurse-TX                  9           1                   63,350
Redden, J.             Q/A Nurse-TX                  4           8                   88,446
Shapiro, E.            Q/A Nurse-TX                  1           3                   67,600
Schwab, J.             Q/A Nurse-CA                  1           2                   71,400
Esmaeil, S.            Q/A Nurse-CA                  0           1                   72,000
Jacobs, B.             Corp. Activities              8           8                   54,541
Christopher, Jr. C.    Regional Safety Coord.        0           5                   31,000
Cole, D.               Tile Nurse-TX                 1          11                   57,000
Webb, A.               Tile Nurse-TX                 1           0                   55,000
Hopp, J.               Tile Nurse-TX                 4           7                   66,528
Hahn, C.               Asst. Trainer                 3           5                   69,735
Ekiss, J.              Asst. Trainer                 2           0                   63,336
Guidi, L.              Secy - QH                                                     35,000
Ricus                  Marketing                                                     43,000
                                                                                 ----------
                                                      (23 PEOPLE)                $1,422,230
                                                                                 ==========

                                                                       EXHIBIT V
                                                                       ---------

                             OTHER EXEMPT EMPLOYEES
                             ----------------------


NAME                          POSITION           SERVICE AS OF 10/1/97           CURRENT SALARY
----                          --------           ---------------------           --------------
                                                   YEARS      MONTHS
                                                 ---------  ----------
MIS
---
Hawley, S.            Programmer/Analysis            2           6                 $ 47,561

REIMBURSEMENT
-------------
Sparks, C.            Reimburse. Specialist          2           4                   85,700
Rossi, M.             Reimburse. Specialist                                          57,000

OTHER
-----
Nagasaka, C.          Financial Reports              1           2                   51,000
Gonzales, D.          Area Mktg. Dir.-TX             1          10                   58,000
Fricke, L.            Secretary                                                      33,000

PATIENT ACCOUNTING
------------------
Domaradzki, D.        Supervisor, Pnt. Acctg.       19           1                   42,402
Arambulo, W.          Rep. Trainer, Tester          10          10                   41,716
Sichmeller, D.        Rep-CA                         2           8                   35,693
Columbus, M.          Rep-CA                        10           9                   41,328
Banks, P.             Rep-CA                         1           9                   41,322
Gonzalez, E.          Rep-CA                         0           5                   38,295
Ali Mohammodi, L.     Collector                                                      30,000
Maddox, T.            MCR, MGR                                                       38,000

PATIENT ACCOUNTING
------------------
Freeberg, J.          Rep-AZ                         1           2                   35,000
Berotte, G.           Rep-TX                         3           9                   35,786
Kuntz, K.             Rep-TX                         1           2                   32,436
Neill, P.             Rep-TX                         8           4                   34,398
Pate, M.              Rep-TX                         1           0                   34,944
Graham, E.            A/R                                                            39,520
Scott, H.             A/R                                                            47,050

GENERAL ACCOUNTING
--------------------
Formoso, C.           Sr. Staff Acct.                8           0                   37,941
Rose, M.              Staff Acct.                    3           0                   30,924
Formoso, F.           Staff Acct.                    7           3                   36,056
Joe, D.               Staff Acct.                    0           9                   31,350
Lam, S.               Staff Acct.                    2           2                   32,416
                                                                                  ---------
                                                      (26 PEOPLE)                 1,068,838
                                                                                  =========

                                                                      EXHIBIT VI
                                                                      ----------


                              NON EXEMPT EMPLOYEES
                              --------------------



                                                                                                     SEVERANCE        SEVERANCE
                                                    SERVICE AS OF               CURRENT                 PAY             PAY
NAME              POSITION                            10/1/97                   SALARY                 MONTHS          AMOUNT
----             ---------                       -----------------            -----------            ---------       ----------
                                                 YEARS      MONTHS
                                                 -----      ------
Garcia, M.      Lead Accts. Payable Rep.          9           2                 $28,501                 6             14,250
Turner, D.      Accts. Payable Rep.               2           6                  24,300                 3              6,075
Halter, T.      Accts. Payable Rep.               0           3                  23,800                 2              3,967
Luoma, L.       Accts. Payable Rep.               1           6                  24,199                 3              6,050
Nunez, C.       Accts. Payable Rep.               5           9                  25,550                 6             12,750
Riley, C.       Accts. Payable Rep.               1           4                  24,200                 3              6,050
Seas, J.        Accts. Payable Rep.               0           1                  23,600                 2              3,933

MIS
---
Garcia, R.      Operator                          1           4                  30,405                 3              7,601
Soleta, M.      Night Operator                   10          10                  33,446                 6             16,723
Menendez, M.    Janitorial Service                9           3                  24,186                 6             12,093
Hildalgo, A.    Janitorial Service                3           4                  13,978                 5              5,824

Da Silva, F.    Office Services                   1           9                  24,297                 3              6,074
Kagren, R.      Receptionist                     18           8                  29,480                 6             14,740
Buckley, C.     Design                           13           6                  40,000                 6             20,000

Burton, M.      Cash/Bank Rec.                    1           1                  30,139                 3              7,535
Moses, D.       risk Mgmt. Asst.                  9           4                  32,971                 6             16,486
Garrett B.      DDE/MCR, Gen. Cash                0           3                  26,000                 2              4,333
Toledo, S.      DDE/MCR, Refund                   7           8                  30,861                 6             15,431
Hansberry, J.   Construction                                                     32,136                 2              5,356
Nadin, C.       Construction                                                     18,990                 2              3,165

PAYROLL
-------
Hoffman, A.     Payroll Rep.                      2           7                  26,000                 3             6,500

                                                                                                     SEVERANCE        SEVERANCE
                                                    SERVICE AS OF               CURRENT                 PAY             PAY
NAME              POSITION                            10/1/97                   SALARY                 MONTHS          AMOUNT
----             ---------                       -----------------            -----------            ---------       ----------
                                                 YEARS      MONTHS
                                                 -----      ------
Martinez, L.    Payroll Rep.                      0           4                  26,000                 2             4,427
Lemon, C.       Payroll Rep.                      0           0                  26,561                 2             4,333
Kalisz, C.      Payroll Rep.                      0           1                  31,703                 2             5,284
Puno, M.        Insurance Rep.                    2           7                  27,437                 3             6,859
Dexter, R.      Office Services                   3           0                  25,041                 5            10,434
                                                                               --------              ----          --------
                                                   (26 PEOPLE)                 $703,731                            $226,273
                                                                               ========                            ========

                                  CONFIDENTIAL
                                  ------------

                          GENERAL AND SPECIAL RELEASE

       This General and Special Release ("Release") is given by _______________ ("Employee") to Summit Care Corporation ("Company"), to resolve amicably all matters between Employee and Company concerning Employee's separation of employment with Company.

       1.   Termination:  Employee's employment with Company is terminated
            -----------
effective ____________________.

       2.   Severance Pay:  This Release is given in consideration for receiving
            -------------
severance benefits under and in accordance with the Summit Care Corporation Special Severance Pay Plan (the "Plan") which is incorporated herein by this reference as if set forth in full.

       3.   Release:  Employee (for himself/herself, his/her agents, heirs,
            -------
successors, assigns, executors and/or administrators) does hereby and forever release and discharge Company and its past and present parent, subsidiary and affiliated corporations, divisions or other entities, if any, as well as the successors, shareholders, officers, directors, heirs, predecessors, assigns, agents, employees, and representatives of each of them, past or present, from any and all causes of action, actions, contracts, damages, claims, liabilities, rights, interests and demands whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, which Employee has or may have against any released person or entity by reason of any and all acts, omissions, events or facts occurring or existing prior to the date of this Release, including, without limitation, all claims attributable to the employment of Employee, all claims attributable to the termination of his/her employment, and all claims arising under any federal, state or other governmental statute, regulation or ordinance or common law, such as, for example and without limitation, Title VII of the Civil Rights Acts of 1964 as amended, which prohibits discrimination on the basis of race, religion, color, sex and national origin, the Civil Rights Act of 1866, the Age Discrimination in Employment Act as amended, which prohibits discrimination on the basis of age, the California Fair Employment and Housing Act, which prohibits discrimination on the basis of race, religious creed, color, national origin, physical handicap, medical condition, marital status, sex and age, the California Labor Code, and wrongful termination claims, excepting only those obligations expressly recited to be performed hereunder and/or under the Plan.

       In light of the intention of Employee (for himself, herself, his/her agents, heirs, successors, assigns, executors and administrators) that this release extend to any and all claims of whatsoever kind or character, known or unknown, Employee expressly waives any and all rights granted by California Civil Code Section 1542 (or any other analogous federal and state law or regulation). Section 1542 reads as follows:

                                 Exhibit A - 1

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR.

       4.   Return of All Documents and Property:  Employee will return (or
            ------------------------------------
already has returned) to Company all property and documents of or concerning Company, however maintained.

       5.   Sole Document:  This Release supersedes any and all prior or
            -------------
contemporaneous written or oral agreements, express or implied. Any modifications to this Release must be in writing to be effective. This Release shall be construed in accordance with the laws of the State of California. This Release will be interpreted in accordance with its fair meaning and not strictly for or against any party.


       6.  Employee's Understanding:  Employee states that he/she has read this
           ------------------------
Release, that he/she has had sufficient time and opportunity to consider its terms, that he/she is signing it voluntarily, and that the only promises made to him/her to sign the Release are those stated above.

       Executed this _____ day of _______________, 199___.


                                     ----------------------------------------





       Before me, the undersigned authority, on this day personally appeared ____________________, known to me to be the person whose name is subscribed to the foregoing Release, and acknowledged to me that said person executed the same for the purposes and consideration herein expressed.

       GIVEN UNDER MY HAND, AT OFFICE this _____ day of _______________, 199___.



                                     ----------------------------------------
                                                   Notary Public
My commission expires:  __________



                                 Exhibit A - 2